UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/14/2009

Wells Real Estate Fund II
(Exact name of registrant as specified in its charter)

Commission File Number:  000-16518

GA	581678709
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

770-449-7800
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On or about August 14, 2009, Wells Real Estate Fund II (the "Registrant") sent a letter to the financial representatives of the limited partners of the Registrant announcing (1) that the Registrant has begun the dissolution and liquidation process now that the remaining properties, Louis Rose in Charlotte, North Carolina and 2100 Space Park Drive in Houston, Texas, sold on April 20, 2009 and April 30, 2009, respectively; and (2) the anticipated distributions of net proceeds over the remainder of 2009 from the sale of certain properties owned by the Wells fund in which their clients have invested. A copy of the letter, which also includes a copy of the investor letter dated August 14, 2009, is attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 9.01.    Financial Statements and Exhibits

Exhibit
Number        Exhibit Title

99.1        Letter to Financial Representatives dated August 14, 2009

99.2        Letter to Investors dated August 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wells Real Estate Fund II

Date: August 14, 2009	By:	/s/ Douglas P. Williams
Douglas P. Williams
Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Letter to Financial Representatives dated August 14, 2009
EX-99.2	Letter to Investors dated August 14, 2009